Boston Private Financial Holdings, Inc. Reports First Quarter 2019 Results

First Quarter 2019 Highlights include:

•	GAAP Net income was $19.4 million, or $0.25 per diluted share, and Operating Net income was $20.7 million or $0.27 per diluted share

•	Return on average common equity was 10.3%; Operating Return on average common equity was 11.0%

•	Return on average tangible common equity was 11.6%; Operating Return on average tangible common equity was 12.4%

•	Average total deposits were $6.8 billion, a 6% increase year-over-year

•	Average total loans were $6.9 billion, a 5% increase year-over-year

•	Total assets under management/advisory (“AUM”) were $16.1 billion, a decrease of 4% year-over-year

•	Total net flows were negative $963 million, of which $508 million were attributable to the Wealth Management & Trust segment and $455 million were attributable to Affiliate Partners

Notable Items impacting First Quarter 2019 results ("Notable Items"):

•	$1.6 million restructuring expense related to executive departures
Boston, MA - April 17, 2019 - Boston Private Financial Holdings, Inc. (NASDAQ: BPFH) (the “Company” or “BPFH”) today reported first quarter 2019 GAAP Net income attributable to the Company of $19.4 million, compared to $33.3 million for the fourth quarter of 2018 and $22.7 million for the first quarter of 2018. First quarter 2019 GAAP Diluted earnings per share were $0.25, compared to $0.42 in the fourth quarter of 2018 and $0.27 in the first quarter of 2018.

Summary Financial Results - Reported
				% Change
($ in millions, except for per share data)	1Q19	4Q18	1Q18	LQ	Y/Y
Net income	$19.4	$33.3	$22.7	(42)%	(14)%
Diluted earnings per share	$0.25	$0.42	$0.27	(40)%	(7)%

Non-GAAP Financial Measures:
Pre-tax, pre-provision income	$23.0	$42.3	$26.3	(46)%	(12)%
Return on average common equity ("ROACE")	10.3%	17.9%	12.0%
Return on average tangible common equity ("ROATCE")	11.6%	20.5%	15.2%
nm = not meaningful
The Company's reported financial results decreased linked quarter primarily as a result of the gain on sale related to the divestiture of Bingham, Osborn & Scarborough ("BOS") in the fourth quarter of 2018.
In addition to presenting the Company’s results in conformity with GAAP, the Company uses certain non-GAAP financial measures to provide information for investors to effectively analyze financial trends of ongoing business activities, and to enhance comparability with peers across the financial sector. For additional information on non-GAAP financial measures, see page 7. A full reconciliation of GAAP to non-GAAP results can be found in the footnotes beginning on page 15.

Summary Financial Results - Operating Basis (non-GAAP)
				% Change
($ in millions, except for per share data)	1Q19[1]	4Q18[2]	1Q18	LQ	Y/Y
Net income	$20.7	$19.9	$22.7	4%	(9)%
Diluted earnings per share	$0.27	$0.27	$0.27	—%	—%

Pre-tax, pre-provision income	$24.7	$25.8	$26.3	(4)%	(6)%
Return on average common equity	11.0%	10.7%	12.0%
Return on average tangible common equity	12.4%	12.4%	15.2%
[1] 1Q19 results adjusted to exclude the net after-tax impact of $1.6 million restructuring expense
[2] 4Q18 results adjusted to exclude the net after-tax impact of $18.1 million gain on sale and $3.5 million tax expense related to the divestiture of Bingham, Osborn, & Scarborough, LLC and $1.6 million restructuring expense

"First quarter GAAP results include a restructuring charge related to executive departures during the quarter," said Anthony DeChellis, CEO of Boston Private. "This charge occurred as we assemble our management team and position for growth.
"I am pleased with our Company's performance in the core business, which excludes contributions from affiliates we divested in 2018 and Notable Items. During the first quarter, we generated positive operating leverage through disciplined management of expenses, which declined 2% year-over-year. The Commercial and Private Banking business maintained strong asset quality metrics, which contributed to a provision credit during the quarter, driving an overall increase to operating basis net income. At the same time, our AUM decreased 4% year-over-year driven by negative net flows, partially offset by positive market action."

Divested Affiliates
The Company completed the sale of Anchor Capital Advisors, LLC ("Anchor") and BOS (together, "the Divested Affiliates") during 2018. Financial results from the Divested Affiliates remain consolidated in the Company's financial results through the closing dates of the divestitures. The Anchor divestiture closing date was April 13, 2018, and the BOS divestiture closing date was December 3, 2018.
For presentation purposes, the Divested Affiliates' AUM are excluded from AUM amounts, but are included in the calculation of Core fees and income. The discussion below includes non-GAAP measures that exclude the contributions from these affiliates in order to enhance comparability of trends in the core business.

Net Interest Income and Margin
				% Change
($ in millions)	1Q19	4Q18	1Q18	LQ	Y/Y
Net interest income	$58.3	$60.0	$57.4	(3)%	2%
Less: Interest recovered on previous nonaccrual loans	0.3	1.0	0.1	(74)%	nm
Core net interest income (non-GAAP)	58.1	59.0	57.3	(2)%	1%

Net interest margin	2.90%	2.94%	2.90%
Core net interest margin (non-GAAP)	2.89%	2.90%	2.90%
Net interest income for the first quarter of 2019 was $58.3 million, a decrease of 3% linked quarter and an increase of 3% year-over-year. Core net interest income, which excludes interest recovered on previous nonaccrual loans, decreased 2% linked quarter and increased 1% year-over-year. The linked quarter decrease was primarily driven by higher funding costs and lower average interest-earning asset volumes. The year-over-year increase was primarily driven by higher yields on interest-earning assets and higher asset volumes, partially offset by higher funding costs.
The Company’s Core net interest margin, which excludes interest recovered on previous nonaccrual loans, decreased 1 basis point on a linked quarter basis to 2.89%, primarily driven by higher funding costs, partially offset by higher yields on interest-earning assets.

The current difference between Net interest margin ("NIM") and NIM on a fully taxable equivalent ("FTE") basis is immaterial, therefore the Company will only present NIM on a GAAP basis. The decline in the Federal tax rate in 2018 and the recent increases in interest expense have reduced the difference between NIM on a GAAP basis and NIM on a FTE basis.

Noninterest Income
				% Change
($ in millions)	1Q19	4Q18	1Q18	LQ	Y/Y
Investment management fees	$2.7	$2.8	$11.4	(6)%	(77)%
Wealth advisory fees	8.2	12.1	13.5	(33)%	(40)%
Wealth management and trust fees	10.9	11.7	12.2	(7)%	(10)%
Private banking fees [3]	2.6	2.1	2.3	24%	13%
Total core fees and income	$24.3	$28.7	$39.4	(15)%	(38)%
Total other income	1.0	17.2	0.3	(94)%	nm
Total noninterest income	$25.2	$45.8	$39.7	(45)%	(36)%

Memo: Excluding Divested Affiliates and the gain on sale related to the divestiture of BOS
Investment management fees (non-GAAP) [4]	2.7	2.8	3.0	(6)%	(11)%
Wealth advisory fees (non-GAAP) [6]	8.2	8.3	7.8	(1)%	5%
Total core fees and income (non-GAAP) 4 5	$24.3	$24.9	$25.3	(2)%	(4)%
Total other income (non-GAAP) [6]	1.0	(1.0)	0.3	nm	nm
Total noninterest income (non-GAAP) 4 5	$25.2	$23.9	$25.6	5%	(2)%
[3] Private banking fees includes Other banking fee income and Gain/ (loss) on sale of loans, net
[4] Excludes Anchor revenue of $8.4 million in 1Q18
[5] Excludes BOS revenue of $3.9 million in 4Q18 and $5.7 million in 1Q18
[6] Excludes $18.1 million gain on sale in 4Q18

Total core fees and income for the first quarter of 2019 was $24.3 million, a decline of 15% linked quarter primarily driven by the divestiture of BOS and 38% year-over-year primarily driven by the divestitures of Anchor and BOS. Total other income declined 94% linked quarter due to an $18.1 million gain on sale related to BOS during the fourth quarter of 2018.
Excluding Divested Affiliates and the gain on sale related to the divestiture of BOS, Total core fees and income decreased 4% year-over-year primarily driven by lower AUM in the Wealth Management and Trust segment, partially offset by higher Wealth advisory fees.

Assets Under Management / Advisory
				% Change
($ in millions)	1Q19	4Q18	1Q18	LQ	Y/Y
Wealth Management and Trust	$7,593	$7,602	$7,831	—%	(3)%
Affiliate Partners [7]	8,529	8,319	8,878	3%	(4)%
Total assets under management / advisory [8]	$16,122	$15,921	$16,709	1%	(4)%
Total net flows [8]	$(963)	$(143)	$122
[7] Segment includes Dalton, Greiner, Hartman, Maher & Co., LLC ("DGHM") and KLS Professional Advisors Group, LLC ("KLS") [8] Excludes Anchor and BOS
Total assets under management / advisory, were $16.1 billion at the end of the first quarter of 2019, an increase of 1% linked quarter and a decrease of 4% year-over-year. The linked quarter increase was primarily driven by positive market action exceeding negative net flows, while the year-over-year decrease was primarily driven by negative net flows exceeding positive market action.
Net flows in the Wealth Management and Trust segment during the first quarter of 2019 were negative $508 million driven by elevated current client outflows, partially offset by $172 million of new business. Net flows in the Affiliate Partners segment were negative $455 million driven by lost clients.

Operating Expense
				% Change
($ in millions)	1Q19	4Q18	1Q18	LQ	Y/Y
Salaries and employee benefits	$35.7	$36.0	$47.1	(1)%	(24)%
Occupancy and equipment	8.3	8.0	7.7	5%	8%
Professional services	3.6	4.2	3.2	(16)%	12%
Marketing and business development	1.1	2.3	1.6	(52)%	(32)%
Information systems	5.9	6.3	5.9	(7)%	—%
Amortization of intangibles	0.7	0.7	0.8	(1)%	(10)%
FDIC insurance	0.7	0.7	0.7	(11)%	(11)%
Restructuring	1.6	2.1	—	(20)%	nm
Other	3.0	3.3	3.9	(9)%	(23)%
Total operating expense	$60.6	$63.6	$70.9	(5)%	(15)%

Memo: Excluding Notable Items and Divested Affiliates
Information systems [9]	—	(0.4)	—	nm	nm
Restructuring	1.6	2.1	—	(20)%	nm
Divested Affiliates operating expense	—	2.8	10.6	nm	nm
Total operating expense (non-GAAP)	$58.9	$59.1	$60.3	—%	(2)%
[9] $0.4 million of Information services expense was reclassified to Restructuring expense in conjunction with the Company's formal restructuring plan announced in 4Q18
Total operating expense decreased 5% linked quarter and 15% year-over-year, primarily driven by expenses associated with Divested Affiliates that are included in prior period results.
Excluding Notable Items and Divested Affiliates, Total operating expense for the first quarter of 2019 was $58.9 million, flat linked quarter and down 2% year-over-year. Expenses remained flat linked quarter as lower marketing expense and professional fees offset higher compensation expense associated seasonal payroll taxes during the first quarter. Year-over-year, compensation declined as a result of efficiency initiatives, partially offset by higher occupancy expense and information technology investments.

Income Tax Expense

The Company's effective tax rate, excluding Notable Items, for the first quarter of 2019 was 20.1%. The tax rate was lower than prior quarters as a result of lower disallowed executive compensation related to the recent departures of certain executives.

Loans and Deposits - QTD Averages
				% Change
($ in millions)	1Q19	4Q18	1Q18	LQ	Y/Y
Commercial and industrial	$1,070	$1,027	$933	4%	15%
Commercial real estate	2,398	2,402	2,441	—%	(2)%
Construction and land	211	209	169	1%	25%
Residential	2,973	2,907	2,702	2%	10%
Home equity	91	94	97	(3)%	(7)%
Other consumer	134	141	186	(5)%	(28)%
Total loans	$6,877	$6,781	$6,529	1%	5%

Non-interest bearing deposits	1,975	2,092	1,872	(6)%	5%
Interest bearing deposits	4,792	4,826	4,516	(1)%	6%
Total deposits	$6,767	$6,918	$6,388	(2)%	6%

Non-interest bearing deposits as a % of Total deposits	29%	30%	29%
Average total loans in the first quarter of 2019 increased 5% year-over-year, primarily driven by increases in Residential loans and C&I loans.
Average total deposits increased 6% year-over-year, primarily driven by growth in money market accounts, demand deposit accounts and certificates of deposits, partially offset by declines in savings and NOW accounts. The cost of total deposits, including DDA, was 0.84%, an increase of 7 basis points linked quarter and 43 basis points year-over-year.

Provision and Asset Quality

($ in millions)	1Q19	4Q18	3Q18	2Q18	1Q18
Provision/ (credit) for loan loss	$(1.4)	$0.1	$(0.9)	$0.5	$(1.8)
Total criticized loans	141.3	146.6	134.7	114.4	124.1
Total nonaccrual loans	12.0	14.1	12.1	15.7	16.4
Total loans 30-89 days past due and accruing	17.7	22.3	11.6	5.0	20.4
Total net loans (charged-off)/ recovered	(0.1)	1.7	1.0	0.1	—

Ratios:
Allowance for loan losses as a % of Total loans	1.07%	1.09%	1.09%	1.09%	1.10%
Nonaccrual loans as a % of Total loans	0.17%	0.20%	0.18%	0.23%	0.25%
The Company recorded a provision credit of $1.4 million for the first quarter of 2019, compared to an expense of $0.1 million for the fourth quarter of 2018 and a credit of $1.8 million in the first quarter of 2018. The provision credit in the first quarter of 2019 was primarily driven by a decline in criticized loans, partially offset by net changes to loss factors.
Total criticized loans as of March 31, 2019 was $141.3 million, a decrease of 4% linked quarter and an increase of 14% year-over-year. Total nonaccrual loans as of March 31, 2019 was $12.0 million, or 17 basis points of total loans, compared to $14.1 million, or 20 basis points of total loans as of December 31, 2018, and $16.4 million, or 25 basis points of total loans as of March 31, 2018.

Capital
($ in millions, except for per share data)	1Q19	4Q18	3Q18	2Q18	1Q18
Tangible common equity/ Tangible assets [12]	8.3%	8.1%	7.8%	7.5%	7.4%
Tangible book value per share [12]	$8.47	$8.18	$7.67	$7.62	$7.17

Regulatory Capital Ratios: [13]
Tier 1 common equity	11.4%	11.4%	11.1%	10.9%	10.4%
Total risk-based capital	14.2%	14.3%	14.1%	13.8%	14.2%
Tier 1 risk-based capital	13.0%	13.0%	12.8%	12.6%	12.9%
Tier 1 leverage capital	9.7%	9.5%	9.2%	9.2%	9.4%

Common Equity Repurchase Program:
Total shares of common stock repurchased	—	1,505,521	137,144	—	—
Average price paid per share of common stock	—	$12.02	$13.89	—	—
Aggregate repurchases of common equity ($ in millions)	—	$18.1	$1.9	—	—
[12] See footnote 6 for a GAAP to non-GAAP reconciliation. [13] Current quarter information is presented based on estimated data.
Tangible book value per share as of March 31, 2019 increased 4% linked quarter and 18% year-over-year to $8.47. The increase in Tangible book value per share from March 31, 2018 to March 31, 2019 was primarily driven by the divestitures of Anchor and BOS and increased retained earnings, partially offset by common share repurchases and lower Accumulated other comprehensive income.

EPS Calculation
For calculation of income for EPS, first quarter 2019 Net income attributable to the common shareholders benefited by $1.6 million, or $0.02 per share, related to the changes in value of Redeemable noncontrolling interests ("RNCI").

Dividend Payments
Concurrent with the release of first quarter 2019 earnings, the Board of Directors of the Company declared a cash dividend payable to common shareholders of $0.12 per share. The record date for this dividend is May 3, 2019, and the payment date is May 17, 2019.
Non-GAAP Financial Measures
The Company uses certain non-GAAP financial measures to provide information for investors to effectively analyze financial trends of ongoing business activities, and to enhance comparability with peers across the financial sector.
These non-GAAP financial measures include tangible book value per share; the TCE/TA ratio; return on average common equity; return on average tangible common equity; pre-tax, pre-provision income; total operating expense excluding intangibles, and restructuring, if any; the efficiency ratio; the efficiency ratio excluding amortization of intangibles, and restructuring, if any; net interest income and net interest margin excluding interest recovered on previous nonaccrual loans, also referred to as core net interest income, and core net interest margin, respectively; net income attributable to the Company excluding notable items; net income attributable to the common shareholders, treasury stock method, excluding notable items; diluted earnings per share excluding notable items; operating basis total revenue; operating basis total operating expenses.
A detailed reconciliation table of the Company’s GAAP to non-GAAP measures is included in the footnotes of the attached financial statements.
Conference Call
Management will hold a conference call at 8:00 a.m. Eastern Time on Thursday, April 18, 2019, to discuss the financial results, business highlights and outlook. To access the call:
Dial In #: (888) 317-6003
Elite Entry Number: 1277765

Replay Information:
Available from April 18, 2019 at 12:00 p.m Eastern Time until April 25, 2019
Dial In #: (877) 344-7529
Conference Number: 10130183
The call will be simultaneously webcast and may be accessed on www.bostonprivate.com.

Boston Private Financial Holdings, Inc.
Boston Private Financial Holdings, Inc. is a national financial services organization that owns Wealth Management, Trust, and Commercial and Private Banking affiliates with offices in Boston, New York, Los Angeles, San Francisco, San Jose, and Florida. The Company has total assets of greater than $8 billion, and manages over $16 billion of client assets.
The Company’s affiliates serve the high net worth marketplace with high quality products and services of unique appeal to private clients. The Company also provides strategic oversight and access to resources, both financial and intellectual, to support affiliate management, marketing, compliance and legal activities. (NASDAQ: BPFH)
For more information about BPFH, visit the Company’s website at www.bostonprivate.com.
Forward-Looking Statements
Certain statements in this press release that are not historical facts may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are intended to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties. These statements include, among others, statements regarding our strategy, evaluations of future interest rate trends and liquidity, prospects for growth in assets, and prospects for overall results over the long term. You should not place undue reliance on our forward-looking statements. You should exercise caution in interpreting and relying on forward-looking statements because they are subject to significant risks, uncertainties and other factors which are, in some cases, beyond the Company’s control. Forward-looking statements are based on the current assumptions and beliefs of management and are only expectations of future results. The Company’s actual results could differ materially from those projected in the forward-looking statements as a result of, among other factors, adverse conditions in the capital and debt markets and the impact of such conditions on the Company’s commercial and private banking, investment management, wealth advisory, and trust activities; changes in interest rates; competitive pressures from other financial institutions; the effects of weakness in general economic conditions on a national basis or in the local markets in which the Company operates; changes in loan defaults and charge-off rates; changes in the value of securities and other assets, adequacy of loan loss reserves, or decreases in deposit levels necessitating increased borrowing to fund loans and investments; operational risks including, but not limited to, cybersecurity, fraud and natural disasters; changes in government regulation; the risk that goodwill and intangibles recorded in the Company’s financial statements will become impaired; the risk that the Company’s deferred tax asset may not be realized; risks related to the identification and implementation of acquisitions, dispositions and restructurings; changes in assumptions used in making such forward-looking statements; and the other risks and uncertainties detailed in the Company’s Annual Report on Form 10-K and updated by the Company’s Quarterly Reports on Form 10-Q and other filings submitted to the Securities and Exchange Commission. Forward-looking statements speak only as of the date on which they are made. The Company does not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date the forward-looking statement is made.
Note to Editors:
Boston Private Financial Holdings, Inc. is not to be confused with Boston Private Bank & Trust Company. Boston Private Bank & Trust Company is a wholly-owned subsidiary of BPFH. The information reported in this press release is related to the performance and results of BPFH.
###
CONTACT:
Adam Bromley
(617) 912-4386
abromley@bostonprivate.com

Boston Private Financial Holdings, Inc.
Selected Financial Data (Unaudited)

	March 31, 2019	December 31, 2018	September 30, 2018	June 30, 2018	March 31, 2018
	(In thousands, except share and per share data)
Assets:
Cash and cash equivalents	$96,211	$127,259	$92,634	$364,539	$77,085
Investment securities available-for-sale	981,951	994,065	1,056,261	1,069,025	1,101,588
Investment securities held-to-maturity	67,548	70,438	75,468	78,955	70,809
Equity securities at fair value	7,491	14,228	7,079	7,942	16,909
Stock in Federal Home Loan Bank and Federal Reserve Bank	47,053	49,263	48,727	70,127	54,455
Loans held for sale	280	2,812	3,344	4,622	3,918
Total loans	6,926,968	6,893,158	6,720,420	6,767,123	6,602,327
Less: Allowance for loan losses	73,814	75,312	73,500	73,464	72,898
Net loans	6,853,154	6,817,846	6,646,920	6,693,659	6,529,429
Other real estate owned (“OREO”)	—	401	108	108	—
Premises and equipment, net	42,938	45,412	47,399	46,421	43,627
Goodwill (1)	57,607	57,607	75,598	75,598	75,598
Intangible assets, net (1)	11,555	12,227	13,834	14,584	15,334
Fees receivable	3,982	5,101	10,445	10,405	10,640
Accrued interest receivable	25,935	24,366	24,641	23,732	22,614
Deferred income taxes, net	22,844	26,638	27,833	26,316	32,058
Right of use assets	104,644	—	—	—	—
Other assets (1)	248,950	246,962	245,549	230,170	264,295
Total assets	$8,572,143	$8,494,625	$8,375,840	$8,716,203	$8,318,359
Liabilities:
Deposits	$6,779,845	$6,781,170	$6,768,723	$6,620,179	$6,584,322
Securities sold under agreements to repurchase	58,329	36,928	39,453	58,824	85,257
Federal funds purchased	—	250,000	120,000	—	—
Federal Home Loan Bank borrowings	615,070	420,144	441,836	1,056,938	611,588
Junior subordinated debentures	106,363	106,363	106,363	106,363	106,363
Lease liabilities	120,162	—	—	—	—
Other liabilities (1)	112,893	143,540	149,770	129,175	125,004
Total liabilities	7,792,662	7,738,145	7,626,145	7,971,479	7,512,534
Redeemable noncontrolling interests (“RNCI”)	662	2,526	11,686	10,747	16,322
Shareholders’ equity:
Preferred stock, $1.00 par value; authorized: 2,000,000 shares	—	—	—	—	47,753
Common stock, $1.00 par value; authorized: 170,000,000 shares	83,774	83,656	84,603	84,479	84,194
Additional paid-in capital	604,288	600,196	614,157	613,918	612,526
Retained earnings	97,155	87,821	64,618	56,912	61,518
Accumulated other comprehensive income/ (loss)	(6,398)	(17,719)	(27,578)	(23,328)	(21,313)
Total Company’s shareholders’ equity	778,819	753,954	735,800	731,981	784,678
Noncontrolling interests	—	—	2,209	1,996	4,825
Total shareholders’ equity	778,819	753,954	738,009	733,977	789,503
Total liabilities, RNCI and shareholders’ equity	$8,572,143	$8,494,625	$8,375,840	$8,716,203	$8,318,359

Boston Private Financial Holdings, Inc.
Selected Financial Data (Unaudited)

	Three Months Ended
	March 31, 2019	December 31, 2018	September 30, 2018	June 30, 2018	March 31, 2018
Interest and dividend income:	(In thousands, except share and per share data)
Loans	$69,933	$69,294	$68,254	$64,048	$60,929
Investment securities	5,983	6,242	6,230	6,302	6,418
Short-term investments and other	908	1,356	1,617	1,205	1,009
Total interest and dividend income	76,824	76,892	76,101	71,555	68,356
Interest expense:
Deposits	14,058	13,470	11,487	8,365	6,524
Borrowings	4,428	3,425	4,973	5,645	4,449
Total interest expense	18,486	16,895	16,460	14,010	10,973
Net interest income	58,338	59,997	59,641	57,545	57,383
Provision/ (credit) for loan losses	(1,426)	93	(949)	453	(1,795)
Net interest income after provision/ (credit) for loan losses	59,764	59,904	60,590	57,092	59,178
Noninterest income:
Investment management fees	2,650	2,831	3,245	4,227	11,425
Wealth advisory fees	8,165	12,111	13,995	13,693	13,512
Wealth management and trust fees	10,893	11,677	11,510	11,169	12,151
Other banking fee income	2,499	2,033	2,775	2,745	2,273
Gain on sale of loans, net	73	39	67	63	74
Total core fees and income	24,280	28,691	31,592	31,897	39,435
Gain/ (loss) on sale of investments, net	—	(596)	—	7	(24)
Gain/ (loss) on OREO, net	91	—	—	—	—
Gain on sale of affiliate	—	18,142	—	—	—
Other	877	(392)	722	191	332
Total other income	968	17,154	722	198	308
Total revenue (2)	83,586	105,842	91,955	89,640	97,126
Operating expense:
Salaries and employee benefits	35,726	36,007	38,944	39,433	47,084
Occupancy and equipment	8,348	7,975	8,164	8,229	7,748
Professional services	3,560	4,229	2,877	2,872	3,177
Marketing and business development	1,085	2,275	1,710	2,070	1,593
Information systems	5,860	6,296	6,233	6,770	5,886
Amortization of intangibles	672	680	750	749	750
FDIC insurance	660	739	674	708	744
Restructuring	1,646	2,065	5,763	—	—
Other	2,996	3,291	3,442	3,553	3,875
Total operating expense	60,553	63,557	68,557	64,384	70,857
Income before income taxes	24,459	42,192	24,347	24,803	28,064
Income tax expense	4,917	8,651	5,461	17,399	6,026
Net income from continuing operations	19,542	33,541	18,886	7,404	22,038
Net income/ (loss) from discontinued operations (3)	—	306	—	(2)	1,698
Net income before attribution to noncontrolling interests	19,542	33,847	18,886	7,402	23,736
Less: Net income attributable to noncontrolling interests	100	545	924	968	1,050
Net income attributable to the Company	$19,442	$33,302	$17,962	$6,434	$22,686

Adjustments, treasury stock method (4)	1,557	2,694	(829)	(3,524)	(23)
Net income attributable to common shareholders, treasury stock method	$20,999	$35,996	$17,133	$2,910	$22,663

Weighted average basic shares outstanding	83,285,095	83,750,785	84,017,284	83,509,115	83,097,758
Weighted average diluted shares outstanding (5)	84,010,450	84,863,779	85,498,568	85,413,575	85,271,650
Diluted total earnings per share	$0.25	$0.42	$0.20	$0.03	$0.27

Boston Private Financial Holdings, Inc.
Selected Financial Data (Unaudited)

(In thousands, except per share data)	March 31, 2019	December 31, 2018	September 30, 2018	June 30, 2018	March 31, 2018
FINANCIAL DATA:
Book value per common share	$9.30	$9.01	$8.72	$8.69	$8.81
Tangible book value per share (6)	$8.47	$8.18	$7.67	$7.62	$7.17
Market price per share	$10.96	$10.57	$13.65	$15.90	$15.05

ASSETS UNDER MANAGEMENT AND ADVISORY ("AUM"):
Wealth Management and Trust	$7,593,000	$7,602,000	$8,335,000	$7,789,000	$7,831,000
Affiliate Partners, excluding Anchor and BOS	8,529,000	8,319,000	9,388,000	9,072,000	8,878,000
Total AUM, excluding Anchor and BOS (7)	16,122,000	15,921,000	17,723,000	16,861,000	16,709,000
AUM at Anchor and BOS	—	—	4,714,000	4,525,000	13,530,000
Less: Inter-company relationship	—	—	(7,000)	(7,000)	(11,000)
Total AUM	$16,122,000	$15,921,000	$22,430,000	$21,379,000	$30,228,000

FINANCIAL RATIOS:
Total equity/ Total assets	9.09%	8.88%	8.81%	8.42%	9.49%
Tangible common equity/ Tangible assets (6)	8.35%	8.12%	7.83%	7.46%	7.38%
Tier 1 common equity/ Risk weighted assets (6)	11.38%	11.40%	11.14%	10.90%	10.39%
Allowance for loan losses/ Total loans	1.07%	1.09%	1.09%	1.09%	1.10%
Allowance for loan losses/ Nonaccrual loans	614%	536%	608%	469%	445%
Return on average assets (annualized)	0.93%	1.56%	0.84%	0.31%	1.11%
ROACE (annualized) (non-GAAP) (8)	10.29%	17.87%	9.67%	3.03%	12.02%
ROATCE (annualized) (non-GAAP) (8)	11.63%	20.46%	11.37%	3.90%	15.20%
Efficiency ratio (annualized) (non-GAAP) (9)	69.67%	57.14%	67.04%	70.29%	71.46%

DEPOSIT DETAIL:
Demand deposits (non-interest bearing)	$2,016,838	$1,951,274	$2,001,275	$2,089,373	$1,932,732
NOW	605,852	626,685	568,148	635,841	689,526
Savings	68,102	73,834	72,967	73,675	73,580
Money market	3,302,244	3,338,892	3,363,062	3,128,211	3,177,692
Certificates of deposit	786,809	790,485	763,271	693,079	710,792
Total deposits	$6,779,845	$6,781,170	$6,768,723	$6,620,179	$6,584,322

Boston Private Financial Holdings, Inc.
Selected Financial Data (Unaudited)

	Average Balance			Interest Income/Expense			Average Yield/Rate
(In thousands)	Three Months Ended			Three Months Ended			Three Months Ended
AVERAGE BALANCE SHEET:	03/31/19	12/31/18	03/31/18	03/31/19	12/31/18	03/31/18	03/31/19	12/31/18	03/31/18
AVERAGE ASSETS
Interest-earning assets:
Cash and investments (10):
Taxable investment securities	$244,230	$317,230	$333,253	$1,185	$1,486	$1,510	1.94%	1.87%	1.81%
Non-taxable investment securities	306,868	301,242	296,958	1,901	1,833	1,730	2.48%	2.43%	2.33%
Mortgage-backed securities	521,788	536,264	588,461	2,897	2,923	3,178	2.22%	2.18%	2.16%
Short-term investments and other	79,603	134,182	161,573	908	1,356	1,009	4.58%	3.98%	2.51%
Total cash and investments	1,152,489	1,288,918	1,380,245	6,891	7,598	7,427	2.39%	2.35%	2.15%
Loans (10) (11):
Commercial and industrial	1,070,161	1,027,128	933,209	10,979	10,431	8,460	4.10%	3.97%	3.63%
Commercial real estate	2,398,413	2,402,304	2,441,215	28,151	29,016	26,151	4.69%	4.73%	4.28%
Construction and land	211,351	209,475	169,384	2,641	2,588	1,937	5.00%	4.83%	4.57%
Residential	2,972,945	2,907,446	2,702,317	25,545	24,630	21,766	3.44%	3.39%	3.22%
Home equity	90,646	93,656	97,191	1,121	1,148	1,042	5.02%	4.86%	4.35%
Other consumer	133,937	140,591	185,596	1,496	1,481	1,573	4.53%	4.18%	3.44%
Total loans	6,877,453	6,780,600	6,528,912	69,933	69,294	60,929	4.07%	4.03%	3.74%
Total earning assets	8,029,942	8,069,518	7,909,157	76,824	76,892	68,356	3.83%	3.76%	3.46%
LESS: Allowance for loan losses	75,537	75,006	74,834
Cash and due from banks (non-interest bearing)	46,172	53,633	51,944
Other assets	493,148	397,153	425,617
TOTAL AVERAGE ASSETS	$8,493,725	$8,445,298	$8,311,884
AVERAGE LIABILITIES, RNCI, AND SHAREHOLDERS’ EQUITY
Interest-bearing liabilities:
Interest-bearing deposits (12):
Savings and NOW	$674,872	$649,937	$716,930	$296	$377	$215	0.18%	0.23%	0.12%
Money market	3,341,397	3,392,039	3,141,564	10,072	9,502	4,314	1.22%	1.11%	0.56%
Certificates of deposit	775,817	784,184	657,109	3,690	3,591	1,995	1.93%	1.82%	1.23%
Total interest-bearing deposits (12)	4,792,086	4,826,160	4,515,603	14,058	13,470	6,524	1.19%	1.11%	0.59%
Junior subordinated debentures	106,363	106,363	106,363	1,121	1,043	846	4.22%	3.84%	3.18%
FHLB borrowings and other	615,985	515,734	878,093	3,307	2,382	3,603	2.15%	1.81%	1.64%
Total interest-bearing liabilities (12)	5,514,434	5,448,257	5,500,059	18,486	16,895	10,973	1.36%	1.23%	0.80%
Non-interest bearing demand deposits (12)	1,974,526	2,092,070	1,872,472
Other liabilities	236,426	154,612	133,243
Total average liabilities	7,725,386	7,694,939	7,505,774
Redeemable noncontrolling interests	2,056	11,046	22,085
Average shareholders’ equity	766,283	739,313	784,025
TOTAL AVERAGE LIABILITIES, RNCI, AND SHAREHOLDERS’ EQUITY	$8,493,725	$8,445,298	$8,311,884
Net interest income				$58,338	$59,997	$57,383
Interest rate spread							2.47%	2.53%	2.66%
Bank only net interest margin							2.96%	3.02%	3.00%
Net interest margin							2.90%	2.96%	2.90%

Average total deposits (12)	6,766,612	6,918,230	6,388,075				0.84%	0.77%	0.41%
Average total deposits and borrowings (12)	7,488,960	7,540,327	7,372,531				1.00%	0.89%	0.60%

Boston Private Financial Holdings, Inc.
Selected Financial Data (Unaudited)

(In thousands)	March 31, 2019	December 31, 2018	September 30, 2018	June 30, 2018	March 31, 2018
LOAN DATA (13):
Other commercial and industrial loans:
New England	$492,800	$503,201	$460,409	$481,081	$444,419
San Francisco Bay Area	39,829	43,702	41,256	35,220	23,491
Southern California	82,741	76,134	81,549	66,892	63,183
Total other commercial and industrial loans	$615,370	$623,037	$583,214	$583,193	$531,093
New England	$342,270	$344,079	$330,753	$332,572	$313,955
San Francisco Bay Area	96,024	96,387	96,775	94,959	95,380
Southern California	11,198	11,205	11,279	11,351	11,422
Total commercial tax-exempt loans	$449,492	$451,671	$438,807	$438,882	$420,757
Total commercial and industrial loans	$1,064,862	$1,074,708	$1,022,021	$1,022,075	$951,850
Commercial real estate loans:
New England	$1,068,619	$1,022,061	$1,043,494	$1,069,942	$1,046,178
San Francisco Bay Area	720,276	714,449	724,243	739,769	721,871
Southern California	650,153	659,182	631,343	694,810	696,954
Total commercial real estate loans	$2,439,048	$2,395,692	$2,399,080	$2,504,521	$2,465,003
Construction and land loans:
New England	$136,097	$153,929	$114,411	$88,068	$79,563
San Francisco Bay Area	43,130	41,516	40,755	37,783	34,050
Southern California	31,391	44,861	42,358	46,173	51,627
Total construction and land loans	$210,618	$240,306	$197,524	$172,024	$165,240
Residential loans:
New England	$1,692,421	$1,689,318	$1,650,989	$1,643,039	$1,619,856
San Francisco Bay Area	570,132	559,578	554,502	533,394	511,903
Southern California	730,579	700,077	657,388	631,773	605,610
Total residential loans	$2,993,132	$2,948,973	$2,862,879	$2,808,206	$2,737,369
Home equity loans:
New England	$59,074	$57,617	$61,291	$61,125	$65,434
San Francisco Bay Area	18,279	19,722	19,769	17,366	19,314
Southern California	11,267	13,082	12,330	13,310	9,583
Total home equity loans	$88,620	$90,421	$93,390	$91,801	$94,331
Other consumer loans:
New England	$110,363	$120,402	$121,685	$145,726	$166,413
San Francisco Bay Area	11,956	12,663	14,228	14,659	13,569
Southern California	8,369	9,993	9,613	8,111	8,552
Total other consumer loans	$130,688	$143,058	$145,526	$168,496	$188,534
Total loans:
New England	$3,901,644	$3,890,607	$3,783,032	$3,821,553	$3,735,818
San Francisco Bay Area	1,499,626	1,488,017	1,491,528	1,473,150	1,419,578
Southern California	1,525,698	1,514,534	1,445,860	1,472,420	1,446,931
Total loans	$6,926,968	$6,893,158	$6,720,420	$6,767,123	$6,602,327

Boston Private Financial Holdings, Inc.
Selected Financial Data (Unaudited)

(In thousands)	March 31, 2019	December 31, 2018	September 30, 2018	June 30, 2018	March 31, 2018
CREDIT QUALITY (13):
Special mention loans:
New England	$34,675	$31,147	$20,382	$18,515	$33,282
San Francisco Bay Area	23,486	18,585	18,359	19,255	14,117
Southern California	28,626	28,796	28,665	15,678	15,689
Total special mention loans	$86,787	$78,528	$67,406	$53,448	$63,088
Accruing classified loans (14):
New England	$15,830	$10,392	$10,083	$11,493	$8,767
San Francisco Bay Area	20,801	24,584	24,252	12,766	14,970
Southern California	5,890	19,119	21,045	21,194	21,436
Total accruing classified loans	$42,521	$54,095	$55,380	$45,453	$45,173
Nonaccruing loans:
New England	$6,161	$6,728	$5,131	$7,282	$8,056
San Francisco Bay Area	2,480	2,488	1,169	1,319	1,442
Southern California	3,378	4,841	5,797	7,050	6,882
Total nonaccruing loans	$12,019	$14,057	$12,097	$15,651	$16,380
Loans 30-89 days past due and accruing:
New England	$7,232	$15,961	$9,193	$4,653	$10,571
San Francisco Bay Area	2,021	2,246	1,651	—	2,251
Southern California	8,462	4,092	763	324	7,554
Total loans 30-89 days past due and accruing	$17,715	$22,299	$11,607	$4,977	$20,376
Loans (charged-off)/ recovered, net:
New England	$222	$(100)	$232	$(73)	$(285)
San Francisco Bay Area	18	1,804	706	91	67
Southern California	(312)	15	47	95	169
Total net loans (charged-off)/ recovered	$(72)	$1,719	$985	$113	$(49)

Boston Private Financial Holdings, Inc.
Selected Financial Data (Unaudited)

FOOTNOTES:

(1)
On April 13, 2018, the Company completed the sale of its ownership interest in Anchor to the management team of Anchor for an upfront cash payment and future payments. Anchor’s results remain consolidated in the Company’s results through the closing date. For presentation purposes, Anchor’s AUM is excluded from prior period AUM amounts, whereas it is included in the calculation of Core fees and income through the closing date. The Company classified the assets and liabilities of Anchor as held for sale at March 31, 2018, which are included with Other assets and Other liabilities, respectively, on the Company’s consolidated balance sheet. For regulatory purposes, the goodwill and intangible assets of Anchor are included in consolidated calculations through the closing date.

On December 3, 2018, the Company completed the sale of its ownership interest in BOS to the management team of BOS for an upfront cash payment and an eight-year revenue sharing agreement with BOS. For presentation purposes, BOS' AUM is excluded from prior period AUM amounts, whereas it is included in the calculation of Core fees and income through the closing date. For regulatory purposes, the goodwill and intangible assets of BOS are included in consolidated calculations through the closing date.

See footnotes 6 and 8, below.

(2)	Total revenue is the sum of Net interest income, Total core fees and income, and Total other income.

(3)
Net income from discontinued operations consists of contingent payments, net of expenses, related to our divested affiliate, Westfield Capital Management Company, LLC. The Company received its final contingent payment in the first quarter of 2018 related to this affiliate and a tax benefit related to deferred taxes in the fourth quarter of 2018 when annual tax returns were filed.

(4)
Adjustments to Net income attributable to the Company to arrive at Net income attributable to the common shareholders, treasury stock method, as presented in these tables, include decrease/ (increase) in Noncontrolling interests redemption value and dividends paid on preferred stock, if any, including deemed dividends on redemption of the 6.95% Non-Cumulative Perpetual Preferred Stock, Series D (“the Series D preferred stock”), if any. On June 15, 2018, the Company redeemed all $50 million of the outstanding Series D preferred stock.

(5)
When the Company has positive Net income from continuing operations attributable to the common shareholders, the Company adds additional shares to basic Weighted average shares outstanding to arrive at Weighted average diluted shares outstanding for the Diluted earnings per share calculation. These additional shares reflect the assumed exercise, conversion, or contingent issuance of dilutive securities. If the additional shares would result in anti-dilution they would be excluded from the Diluted earnings per share calculation. The potential dilutive shares relate to: unexercised stock options, unvested restricted stock and unexercised stock warrants, if any. See Part II. Item 8. “Financial Statements and Supplementary Data - Note 16: Earnings Per Share” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018 for additional information.

(6)
The Company uses certain non-GAAP financial measures, such as: Tangible book value per share and the Tangible common equity (“TCE”) to Tangible assets (“TA”) ratio to provide information for investors to effectively analyze financial trends of ongoing business activities and to enhance comparability with peers across the financial sector.

Reconciliations from the Company’s GAAP Total equity to Total assets ratio to the non-GAAP TCE to TA ratio, and from GAAP Book value to non-GAAP Tangible book value are presented below:

The Company calculates TA by adjusting Total assets to exclude Goodwill and intangible assets.

The Company calculates TCE by adjusting Total equity to exclude non-convertible Series D preferred stock, if any, and exclude Goodwill and intangible assets, net. On June 15, 2018, the Company redeemed all $50 million of the outstanding Series D preferred stock.

Boston Private Financial Holdings, Inc.
Selected Financial Data (Unaudited)

(In thousands, except share and per share data)	March 31, 2019	December 31, 2018	September 30, 2018	June 30, 2018	March 31, 2018
Total balance sheet assets	$8,572,143	$8,494,625	$8,375,840	$8,716,203	$8,318,359
LESS: Goodwill and intangible assets, net *	(69,162)	(69,834)	(89,432)	(90,182)	(138,026)
Tangible assets (non-GAAP)	$8,502,981	$8,424,791	$8,286,408	$8,626,021	$8,180,333
Total shareholders’ equity	$778,819	$753,954	$738,009	$733,977	$789,503
LESS: Series D preferred stock (non-convertible)	—	—	—	—	(47,753)
LESS: Goodwill and intangible assets, net *	(69,162)	(69,834)	(89,432)	(90,182)	(138,026)
Total adjusting items	(69,162)	(69,834)	(89,432)	(90,182)	(185,779)
Tangible common equity (non-GAAP)	$709,657	$684,120	$648,577	$643,795	$603,724
Total equity/ Total assets	9.09%	8.88%	8.81%	8.42%	9.49%
Tangible common equity/ Tangible assets (non-GAAP)	8.35%	8.12%	7.83%	7.46%	7.38%

Total risk weighted assets **	$6,301,912	$6,161,677	$6,057,002	$6,104,586	$5,974,866
Tier 1 common equity **	$717,138	$702,728	$674,641	$665,628	$621,084
Tier 1 common equity/ Risk weighted assets **	11.38%	11.40%	11.14%	10.90%	10.39%

End of period shares outstanding	83,773,650	83,655,651	84,602,519	84,478,858	84,194,267

Book value per common share	$9.30	$9.01	$8.72	$8.69	$8.81
Tangible book value per share (non-GAAP)	$8.47	$8.18	$7.67	$7.62	$7.17
*     Includes goodwill and intangible assets at an affiliate held for sale at March 31, 2018.
**    Risk weighted assets and Tier 1 common equity for March 31, 2019 are presented based on estimated data.

(7)	Assets under management and advisory have been reduced to exclude those assets managed or advised by Anchor and BOS for periods when Anchor and BOS were owned by the Company.

(8)
The Company uses certain non-GAAP financial measures, such as: ROACE and ROATCE to provide information for investors to effectively analyze financial trends of ongoing business activities, and to enhance comparability with peers across the financial sector.

Reconciliations from the Company’s GAAP Return on average equity ratio to the non-GAAP ROACE and the non-GAAP ROATCE ratios are presented below:

The Company annualizes income data based on the number of days in the period presented and a 365 day year. The Company calculates Average common equity by adjusting Average equity to exclude Average preferred equity, if any. The Company calculates Average tangible common equity by adjusting Average equity to exclude Average goodwill and intangible assets, net and Average preferred equity, if any.

Boston Private Financial Holdings, Inc.
Selected Financial Data (Unaudited)

	Three Months Ended
(In thousands)	March 31, 2019	December 31, 2018	September 30, 2018	June 30, 2018	March 31, 2018
Total average shareholders’ equity	$766,283	$739,313	$737,188	$775,949	$784,025
LESS: Average Series D preferred stock	—	—	—	(39,881)	(47,753)
Average common equity (non-GAAP)	766,283	739,313	737,188	736,068	736,272
LESS: Average goodwill and intangible assets, net *	(69,498)	(83,153)	(89,830)	(102,533)	(138,451)
Average tangible common equity (non-GAAP)	$696,785	$656,160	$647,358	$633,535	$597,821

Net income attributable to the Company	$19,442	$33,302	$17,962	$6,434	$22,686
LESS: Dividends on Series D preferred stock	—	—	—	(869)	(869)
Common net income (non-GAAP)	19,442	33,302	17,962	5,565	21,817
ADD: Amortization of intangibles, net of tax	531	537	593	592	593
Tangible common net income (non-GAAP)	$19,973	$33,839	$18,555	$6,157	$22,410

Return on average equity - (annualized)	10.29%	17.87%	9.67%	3.33%	11.73%
ROACE - (annualized) (non-GAAP)	10.29%	17.87%	9.67%	3.03%	12.02%
ROATCE - (annualized) (non-GAAP)	11.63%	20.46%	11.37%	3.90%	15.20%

*     Includes goodwill and intangible assets at an affiliate held for sale at March 31, 2018.

(9)
The Company uses certain non-GAAP financial measures, such as: Pre-tax, pre-provision income; Total operating expenses excluding amortization of intangibles, goodwill impairment, and restructuring expense, if any; and the Efficiency ratio to provide information for investors to effectively analyze financial trends of ongoing business activities and to enhance comparability with peers across the financial sector.

Reconciliations from the Company’s GAAP Income from continuing operations before income taxes to non-GAAP Pre-tax, pre-provision income; from GAAP Total operating expense to non-GAAP Total operating expense excluding amortization of intangibles, impairment of goodwill, and restructuring, if any; and from GAAP Efficiency ratio to non-GAAP Efficiency ratio, excluding amortization of intangibles, impairment of goodwill, and restructuring, if any, are presented below:

Boston Private Financial Holdings, Inc.
Selected Financial Data (Unaudited)

	Three Months Ended
(In thousands)	March 31, 2019	December 31, 2018	September 30, 2018	June 30, 2018	March 31, 2018
Income before income taxes (GAAP)	$24,459	$42,192	$24,347	$24,803	$28,064
ADD BACK: Provision/ (credit) for loan losses	(1,426)	93	(949)	453	(1,795)
Pre-tax, pre-provision income (non-GAAP)	$23,033	$42,285	$23,398	$25,256	$26,269

Total operating expense (GAAP)	$60,553	$63,557	$68,557	$64,384	$70,857
Less: Amortization of intangibles	672	680	750	749	750
Less: Restructuring	1,646	2,065	5,763	—	—
Total operating expense (non-GAAP)	$58,235	$60,812	$62,044	$63,635	$70,107

Net interest income	$58,338	$59,997	$59,641	$57,545	$57,383
Total core fees and income	24,280	28,691	31,592	31,897	39,435
Gain on sale of affiliate	—	18,142	—	—	—
Total other income	968	(988)	722	198	308
Total revenue	$83,586	$105,842	$91,955	$89,640	$97,126
Efficiency ratio (GAAP)	72.44%	60.05%	74.55%	71.83%	72.95%
Efficiency ratio, excluding amortization of intangibles and restructuring, if any (non-GAAP)	69.67%	57.14%	67.04%	70.29%	71.46%

(10)
Currently, the FTE adjustment for interest income on Non-taxable investments and loans is immaterial and therefore has not been applied. For comparison purposes, GAAP amounts are shown for all periods presented.

(11)	Average loans includes Loans held for sale and Nonaccrual loans.

Boston Private Financial Holdings, Inc.
Selected Financial Data (Unaudited)

(12)
Average total deposits is the sum of Average total interest-bearing deposits and Average non-interest bearing demand deposits. Average total deposits and borrowings is the sum of Average total interest-bearing liabilities and Average non-interest bearing demand deposits.

(13)	The concentration of the Private Banking loan data and credit quality is primarily based on the location of the lenders' regional offices.

(14)
Accruing classified loans include loans that are classified as substandard but are still accruing interest income. Boston Private Bank & Trust Company may classify a loan as substandard where known information about possible credit problems of the related borrowers causes management to have doubts as to the ability of such borrowers to comply with the present repayment terms and which may result in disclosure of such loans as nonaccrual at some time in the future.

(15)
The Company uses certain non-GAAP financial measures, such as: Net interest income excluding interest recovered on previous nonaccrual loans and Net interest margin excluding interest recovered on previous nonaccrual loans, also referred to as Core net interest margin, to provide information for investors to effectively analyze financial trends of ongoing business activities and to enhance comparability with peers across the financial sector.

Reconciliations from the Company’s GAAP Net interest income to non-GAAP Net interest income excluding interest recovered on previous nonaccrual loans and from GAAP Net interest margin to non-GAAP Net interest margin excluding interest recovered on previous nonaccrual loans are presented below:

	Three Months Ended
(In thousands)	March 31, 2019	December 31, 2018	September 30, 2018	June 30, 2018	March 31, 2018
Net interest income (GAAP basis)	$58,338	$59,997	$59,641	$57,545	$57,383
LESS: Interest recovered on previous nonaccrual loans	258	986	986	—	80
Net interest income, excluding interest recovered while loans on nonaccrual status (non-GAAP) - also referred to as Core net interest income (non-GAAP)	58,080	59,011	58,064	56,649	57,303

Net interest margin, excluding interest recovered while loans on nonaccrual status (non-GAAP) - also referred to as Core net interest margin (non-GAAP)	2.89%	2.90%	2.85%	2.85%	2.90%

Boston Private Financial Holdings, Inc.
Selected Financial Data (Unaudited)

(16)
The Company uses certain non-GAAP financial measures, such as Net income attributable to the Company excluding notable items and Diluted earnings per share excluding notable items to provide information for investors to effectively analyze financial trends of ongoing business activities and to enhance comparability with peers across the financial sector.

Reconciliations from the Company’s GAAP Net income attributable to the Company to non-GAAP Net income attributable to the Company excluding notable items and from GAAP Diluted earnings per share to non-GAAP Diluted earnings per share excluding notable items are presented below:

	Three Months Ended
(In thousands, except share and per share data)	March 31, 2019	December 31, 2018	September 30, 2018	June 30, 2018	March 31, 2018
Net income attributable to the Company (GAAP)	$19,442	$33,302	$17,962	$6,434	$22,686
LESS: Gain on sale of affiliate	—	18,142	—	—	—
ADD BACK: Information services *	—	(441)	—	441	—
ADD BACK: Restructuring	1,646	2,065	5,763	—	—
ADD BACK: Tax adjustments **	—	3,502	—	12,706	—
Tax effect at statutory rate	(346)	(341)	(1,210)	(93)	—
Net income attributable to the Company excluding notable items (non-GAAP)	$20,742	$19,945	$22,515	$19,488	$22,686

Net income attributable to the common shareholders, treasury stock method (GAAP)	$20,999	$35,996	$17,133	$2,910	$22,663
ADD BACK: Deemed dividend due to redemption of Series D preferred stock	—	—	—	2,247	—
LESS: Gain on sale of affiliate	—	18,142	—	—	—
ADD BACK: Information services *	—	(441)	—	441	—
ADD BACK: Restructuring	1,646	2,065	5,763	—	—
ADD BACK: Tax adjustments **	—	3,502	—	12,706	—
Tax effect at statutory rate	(346)	(341)	(1,210)	(93)	—
Net income attributable to the common shareholders, treasury stock method, excluding notable items (non-GAAP)	$22,299	$22,639	$21,686	$18,211	$22,663

Weighted average diluted shares outstanding	84,010,450	84,863,779	85,498,568	85,413,575	85,271,650

Diluted total earnings per share (GAAP)	$0.25	$0.42	$0.20	$0.03	$0.27
Diluted total earnings per share, excluding notable items (non-GAAP)	$0.27	$0.27	$0.25	$0.21	$0.27

Average common equity (non-GAAP)	$766,283	$739,313	$737,188	$736,068	$736,272
Average tangible common equity (non-GAAP)	$696,785	$656,160	$647,358	$633,535	$597,821
Return on average common equity - (annualized), excluding notable items (non-GAAP)	10.98%	10.70%	12.12%	10.15%	12.02%
Return on average tangible common equity - (annualized), excluding notable items (non-GAAP)	12.38%	12.38%	14.16%	12.16%	15.20%

Pre-tax, pre-provision income (non-GAAP)	$23,033	$42,285	$23,398	$25,256	$26,269
LESS: Gain on sale of affiliate	—	18,142	—	—	—
ADD BACK: Information services *	—	(441)	—	441	—
ADD BACK: Restructuring	1,646	2,065	5,763	—	—
Pre-tax, pre-provision income, excluding notable items (non-GAAP)	$24,679	$25,767	$29,161	$25,697	$26,269

*
In the fourth quarter of 2018, $0.4 million of Information services expense was reclassified to Restructuring expense in conjunction with the Company's formal restructuring plan announced in the fourth quarter of 2018.

**
Additional tax expense in the second quarter of 2018 relates to the tax impact of the April 2018 completion of the sale of Anchor and additional expense in the fourth quarter of 2018 relates to the completion of the sale of BOS.